Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Credit Suisse Group AG of our report dated March 10, 2022 relating to the financial statements of Credit Suisse Group AG and its subsidiaries (the “Group”) and the Group’s effectiveness of internal control over financial reporting, which appears in Credit Suisse Group AG’s Form 20-F for the year ended December 31, 2021.

/s/ PricewaterhouseCoopers AG

Zurich, Switzerland

November 14, 2022